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                                     ONTRO, INC.
                          12675 Danielson Court, Suite 401
                               Poway, California 92064


                                UNDERWRITING AGREEMENT

                                                           ____________, 1997

Joseph Charles & Associates, Inc.
As Representative of the Several Underwriters
Named in Schedule I hereto
9701 Wilshire Boulevard, Ninth Floor
Beverly Hills, CA 90212

Ladies and Gentlemen:

    ONTRO, INC., a California corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") pursuant to this Underwriting Agreement (the "Agreement"), an aggregate of 2,900,000 Units, each Unit consisting of one (1) share of Common Stock, no par value per share (the "Shares"), and one (1) Redeemable Common Stock Purchase Warrant (the "Warrants"), each exercisable to purchase one (1) share of Common Stock at any time commencing on the effective date of the Registration Statement (the "Effective Date") and ending on the third anniversary of the Effective Date. The Warrant exercise price, subject to adjustment described below, will be $_______ (150% of the initial public offering price of the Units). The Warrants are subject to redemption at $.05 per Warrant on thirty (30) days' prior written notice if the closing bid price of the Common Stock as reported on AMEX exceeds 200% of the initial public offering price of the Units for a period of twenty (20) consecutive trading days ending within thirty (30) days of the notice of redemption. The Shares and the Warrants will be separately transferable immediately upon issuance. In addition, the Company and L. L. Knickerbocker Company, Inc. ("LLK") propose to grant to the Underwriters the option referred to in Section 2(b) to purchase all or any part of an aggregate of 435,000 additional Units. The shares of Common Stock included in such additional Units will be offered by LLK and the Warrants included in such additional units will be offered by the Company. Unless the context otherwise indicates, the term "Units" shall include the additional Units referred to above.

    The aggregate of 2,900,000 Units, together with all or any part of the 435,000 Units which the Underwriters have the option to purchase, and the Shares and the Warrants comprising such Units, are herein called the "Units". The Common Stock of the Company to be outstanding after giving effect to the sale of the Shares is herein called the "Common Stock." The Units, and the Shares and Warrants included in the Units (including the 435,000 Units which the Underwriters have the option to purchase) are herein collectively called the "Securities."

    You have advised the Company and LLK that you desire to purchase the Units, and that you have been authorized to execute this Agreement as representative of the Underwriters (the

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"Representative").  The Company and LLK confirm the agreements made by it with respect to the purchase of the Units by you, as follows:

    1.   REPRESENTATIONS AND WARRANTIES.

    A.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to, and agrees with, each Underwriter that:

         (a) A registration statement (File No. 333-39253) on Form SB-2 relating to the public offering of the Units, including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act") and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act. "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 of the Rules and Regulations. The registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are respectively referred to as the "Registration Statement" and the "Prospectus", except that (i) if the prospectus first filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations or otherwise utilized and not required to be so filed shall differ from said prospectus as then amended, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b) or Rule 430A or so utilized from and after the date on which it shall have been filed or utilized, and (ii) if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as defined in Section 2(b)), the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include the prospectus as so amended or supplemented, or both, as the case may be.

         (b) At the time the Registration Statement becomes effective and at all times subsequent thereto up to the Option Closing Date (hereinafter defined), (i) the Registration Statement and Prospectus will in all material respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the Company does not make representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you or on behalf of any Underwriter through you specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the heading "Underwriting" and the identity of counsel to the Underwriters under the heading "Legal Matters" constitute the only information furnished in writing by you, or by any Underwriter through you, for inclusion in the Registration Statement and Prospectus, as the case may be.

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         (c)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify is not reasonably likely to materially adversely affect the Company's business, properties or financial condition.

         (d) The authorized capital stock of the Company as of the Effective Date was as set forth under "Capitalization" in the Prospectus. The shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. The Units, Shares, Warrants and Representative's Option (as that term is defined in Section 12 herein, the "Representative's Option") conform in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.

         (e) The Units and Shares are duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights of any security holder of the Company. The certificates evidencing the Shares are in valid and proper legal form. The Warrants and the Representative's Option will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Warrants and the Representative's Option and at the prices therein provided for. The shares of Common Stock have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon such exercise in accordance with the terms of the Warrants and the Representative's Option and when the price is paid, shall be fully paid and non-assessable. Neither the filing of the Registration Statement nor the offering or sale of the Units or any of the Securities as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company, except as described in the Registration Statement.

         (f) This Agreement, the Warrant Agreement and the Representative's Option have been duly and validly authorized, executed and delivered by the Company, and assuming due execution by the other party or parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles. The Company has full power and lawful authority to authorize, issue and sell the Securities to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Securities or the Representative's Option, except such as may be required under the Act or state securities laws.

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         (g)  Except as described in the Prospectus, the Company is not in material violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement, the Warrant Agreement and the Representative's Option will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company are subject, which would have a material adverse effect on the business, properties or financial condition of the Company, nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company, as amended, or any statute or any order, rule or regulation applicable to the Company of any court or of any regulatory authority or other governmental body having jurisdiction over the Company, which would have a material adverse effect on the business, properties or financial condition of the Company.

         (h) The Company owns no real property and, subject to the qualifications stated in the Prospectus, the Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company is not in default in any respect with respect to any of the terms or provisions of any of such leases or subleases which would have a material adverse effect on the business, properties or financial condition of the Company, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus, which would have a material adverse effect on the business properties or financial condition of the Company; and the Company owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

         (i) KPMG Peat Marwick LLP, who have given their report on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are with respect to the Company independent public accountants as required by the Act and the Rules and Regulations.

         (j) The financial statements and schedules, together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in financial position of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved.

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


         (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or other), net worth, results of operations, business, key personnel or properties of it which would be material to the business or financial condition of the Company, and the Company has not become party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

         (l) Except as set forth in the Prospectus, there is not now pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding (including those related to environmental matters or discrimination on the basis of age, sex, religion or race) to which the Company is a party before or by any court or governmental agency or body, which, if adversely determined, would result in any material adverse change in the condition (financial or other), business prospects, net worth or properties of the Company; and, except as set forth in the Prospectus, no labor disputes involving the employees of the Company exist which, if adversely determined, would result in any material adverse change in the condition (financial or otherwise), business prospects, net worth or property of the Company.

         (m) Except as disclosed in the Prospectus, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company which has not been adequately reserved for on the Company's balance sheet.

         (n) The Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, mark registrations, copyrights and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company is in violation of, or causes the Company to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or locality, the violation of which would have a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company.

         (o) The Company has not, directly or indirectly, at any time (i) made any contributions to any candidate for foreign political office, or if made, failed to disclose fully any such contribution made in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-

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public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

         (p) On the Closing Dates (as defined in Section 2(c)), all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Units to the Underwriters hereunder will have been fully paid or provided for by the Company or LLK, as applicable, and all laws imposing such taxes will have been fully complied with.

         (q) All contracts and other documents of the Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

         (r) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units, Shares or Warrants or to facilitate the sale or resale of the Securities.

         (s)  The Company has no subsidiaries.

         (t) Except for this Agreement and other agreements with the Representative, the Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

         (u) The Shares and Warrants have been approved for listing on the American Stock Exchange.

         (v) Except for such rights which have been waived or satisfied, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Units contemplated hereby.

         (w) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

         (x) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance, failure to receive required permits, licenses or other approvals or failure to

                                      6
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comply with the terms and conditions of such permits, licenses or approvals will not in the aggregate have a material adverse effect on the Company.

         (y) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company for employees or former employees of the Company has been maintained in compliance with its respective terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency", as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

         (z) The Company maintains a system of internal accounting controls that, taken as a whole, are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (aa) The Company maintains insurance of the types and in the amounts generally deemed adequate for its respective business, including, without limitation, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other material risks customarily insured against, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business.

         (bb) The Company has owns or possesses exclusive rights to use all material patents, patent applications, trademarks, mark registrations, copyrights and licenses held by Insta-Heat, Inc. ("IHI") and otherwise necessary for the conduct of its business and has not received any notice of conflict with the asserted rights of others in respect thereof.

    B.   REPRESENTATIONS AND WARRANTIES OF LLK.

         (a) LLK is the lawful owner of the Shares of Common Stock to be sold by it pursuant to this Agreement and has, and on the Option Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

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         (b)  Upon delivery of and payment for such Shares pursuant to this
Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.
         (c) LLK has, and on the Option Closing Date will have, full legal right, power and authority to enter into this Agreement and the Custody Agreement between LLK and Chase Mellon Shareholder Services, Custodian (the "Custody Agreement") and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of LLK and each of this Agreement and the Custody Agreement is a valid and binding agreement of LLK enforceable against LLK in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (d) All information furnished by or on behalf of LLK relating to LLK and LLK's Shares that is set forth in the Registration Statement and the Prospectus is, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) was or will be, true, correct and complete, and does not, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such information not misleading.

         (e) Neither LLK nor any of LLK's affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or had any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

         (f) This Agreement has been duly and validly authorized, executed and delivered by LLK, and assuming due execution by the other party or parties hereto and thereto, constitutes valid and binding obligations of LLK enforceable against LLK in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles. LLK has full power and lawful authority to authorize, issue and sell the Securities to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Securities, except such as may be required under the Act or state securities laws.

         (g) Except as described in the Prospectus, LLK is in material violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement, will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which LLK is a party or by which LLK may

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be bound or to which any of the property or assets of LLK are subject, which would have a material adverse effect on the business, properties or financial condition of LLK, nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of LLK, as amended, or any statute or any order, rule or regulation applicable to LLK of any court or of any regulatory authority or other governmental body having jurisdiction over LLK, which would have a material adverse effect on the business, properties or financial condition of LLK.

         (h) LLK has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units, Shares or Warrants or to facilitate the sale or resale of the Securities.

         (i) LLK has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

    2.   PURCHASE, DELIVERY AND SALE OF THE UNITS.

         (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to buy from the Company at $_____ per Unit at the place and time hereinafter specified, the number of Units set forth opposite each Underwriter's name in Schedule I hereto (the "Firm Units").

         Delivery of the Firm Units against payment therefor shall take place at the offices of Joseph Charles & Associates, Inc., 9701 Wilshire Boulevard, Ninth Floor, Beverly Hills, California 90212 (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m. New York time on __________________, 1997, or at such other time and date, not later than 5 business days thereafter, as you may designate, such time and date of payment and delivery for the Firm Units being herein called the "First Closing Date." Time shall be of the essence and delivery at the time and place specified in this subsection (a) is a further condition to the obligations of the Underwriters hereunder.

         (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company and LLK hereby grant the Underwriters an option to purchase all or any part of an aggregate of 435,000 additional Units at the same price per Unit as the Underwriters pay for the Firm Units being sold pursuant to the provisions of subsection (a) of this Section 2 (such additional Units being referred to herein as the "Option Units"). The shares of Common Stock included in such Option Units will be offered by LLK and the Warrants included in such Option Units will be offered by the Company. The purchase price for each Warrant will be $.10. This option may be exercised on one occasion within 60 days after the Effective Date upon notice by you to the Company and LLK advising each of them as to the amount of Option Units as to which the option is being exercised, the names and denominations in which the certificates for such Option Units are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be earlier than four and not later than five

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full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Units against payment therefor shall take place at the offices of Joseph Charles & Associates, Inc., 9701 Wilshire Boulevard, Ninth Floor, Beverly Hills, California 90212. Time shall be of the essence and delivery at the time and place specified in this subsection (b) is a further condition to the obligations of the Underwriters hereunder.

         The Option granted hereunder may be exercised only to cover over-allotments in the sale by the Underwriters of Firm Units referred to in subsection (a) above.

         (c) The Company and LLK, as applicable, will make the certificates for the Securities comprising the Units to be purchased by the Underwriters hereunder available to you for checking at least two full business days prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates" and individually as a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as you may request, at least two full business days prior to the relevant Closing Dates. Time shall be of the essence and the availability of the certificates at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

         Definitive certificates in negotiable form for the Securities to be purchased by the Underwriters hereunder will be delivered by the Company and LLK, as applicable, to you for the several accounts of the Underwriters against payment of the purchase price by you, at your option, by certified or bank cashier's checks in New York Clearing House funds or by wire transfer, payable to the order of the Company.

         In addition, in the event the Underwriters exercise the option to purchase from the Company and LLK all or any portion of the Option Units pursuant to the provisions of subsection (b) above, payment for such Option Units shall be made to or upon the order of the Company and LLK by you, for the several accounts of the Underwriters at your option, by certified or bank cashier's checks payable in New York Clearing House funds or by wire transfer, at the offices of Joseph Charles & Associates, Inc. at the time and date of delivery of such Option Units as required by the provisions of subsection (b) above, against receipt of the certificates for such Option Units by you, for the several accounts of the Underwriters registered in such names and in such denominations as you may request. The shares of Common Stock included in such Option Units will be offered by LLK and the Warrants included in such Option Units will be offered by the Company. The purchase price for each Warrant will be $.10.

         It is understood that the Underwriters propose to offer the Units to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

    3.   COVENANTS OF THE COMPANY.

    The Company covenants and agrees with the Underwriters that:

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         (a)  Company will use its best efforts to cause the Registration
Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, will so advise you and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have reasonably objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the later of (A) the completion by you of the distribution of the Units contemplated hereby (but in no event more than nine months after the Effective Date) and (B) 25 days after the Effective Date, the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Units.

    Promptly after you or the Company is advised thereof, you will advise the Company or the Company will advise you, as the case may be, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop orders or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Units for offering in any jurisdiction, or the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting thereof.

    The Company has caused to be delivered to you copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and selected dealers to use the Prospectus, as amended in connection with the sale of the Units for such period not to exceed nine months from the Effective Date as in the reasonable opinion of counsel for you the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and which materially affects the Company or the Securities, or which in the opinion of counsel for the Company or counsel for the Underwriters should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Units, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in case the Underwriters are required, in connection with the sale of the Units, to deliver a Prospectus nine months or more after the Effective Date, the Company will upon request of and at your expense, amend or supplement the Registration Statement and Prospectus and furnish the Underwriters with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

         (b) The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder in connection with the offering and issuance of the Units.

    The Company will use its best efforts to qualify or register the Securities for sale under the securities or "blue sky" laws of such jurisdictions as you may have designated in writing prior to the execution hereof and will make such applications and furnish such information to counsel for the Underwriters as may be required for that purpose and to comply with such laws, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service process in any jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as you may reasonably request. Legal fees for such qualifications shall be itemized based on the time expended and costs incurred, shall be reasonable and shall not in any event exceed $30,000.00, exclusive of filing fees.

         (c) The Company will instruct its transfer agent to provide you with copies of the Depository Trust Company stock transfer sheets on a weekly basis for a period of six months from the First Closing Date and on a monthly basis thereafter for six additional months.

         (d) The Company will use its best efforts to cause a Registration Statement under the Exchange Act to be declared effective on the Effective Date.

         (e)  For so long as the Company is a reporting company under either
Section 12(g), 13 or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its stockholders an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to you during the period ending five years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any subsidiaries as at the end of such fiscal year, together with statements of income, stockholders' equity and cash flows of the Company and any subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other information of a public nature as you may from time to time reasonably request.

         (f) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

         (g) The Company will deliver to you at or before the First Closing Date one signed copy of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon your order, from time to time until the Effective Date as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company will deliver to you on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

         (h) The Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so, but in no event later than 90 days after the end of 12 months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the Effective Date which shall satisfy the requirements of Section 11(a) of the Act.

         (i) The Company will apply the net proceeds from the sale of the Units substantially for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

         (j) The Company will, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, preliminary Prospectus or Prospectus and take any other action, which in the opinion of Freshman, Marantz, Orlanski, Cooper & Klein, counsel to you may be reasonably necessary or advisable in connection with the distribution of the Units and will use its best efforts to cause the same to become effective as promptly as possible.

         (k) Prior to the Effective Date, the Company will cause LLK and all of the Company's directors, executive officers and shareholders to enter into a written agreement with the Representative, which, among other things, shall provide that for a period of 12 months following the closing date of the Offering, such persons will not sell, assign, hypothecate or pledge any of the shares of Common Stock of the Company owned by them on the Effective Date, or subsequently acquired by the exercise of any options or warrants or conversion of any convertible security of the Company held by them on the Effective Date directly or indirectly, except with your prior written consent, which consent may be unreasonably withheld and such shareholders will permit all certificates evidencing those shares to be stamped with an appropriate restrictive legend, and will cause the transfer agent for the Company to note such restrictions on the transfer books and records of the Company.

         (l) The Company shall, upon the initial filing of the Registration Statement, make all filings required to obtain approval for the quotation of the Shares and Warrants on the American Stock Exchange and will use its best efforts to effect and maintain the aforesaid approval, or similar approval from the New York Stock Exchange or Nasdaq National Market for at least five (5) years from the date of this Agreement. Within ten (10) days after the Effective Date, the Company shall cause the Company to be listed in the Moody's OTC Industrial Manual or in Standard and Poor=s corporation reports and cause such listing to be maintained for five years from the date of this Agreement.

         (m) The Company represents that it has not taken, and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Units, Shares or Warrants or to facilitate the sale or resale of the Securities.

         (n)  During the period of the offering, and for a period of eighteen
(18) months from the Effective Date, the Company will not sell or otherwise dispose of any securities of the Company (except for up to 545,400 shares reserved for issuance under the Company's Stock Option Plan) without your prior written consent, which consent may be withheld in your reasonable discretion. For a period of twenty-four (24) months from the Effective Date, the Company will not issue, sell or otherwise dispose of any securities of the Company pursuant to Regulation S under the Act without your prior written consent, which consent will not be unreasonably withheld.

         (o) The Company shall retain a public relations firm acceptable to you, and shall continue to retain such firm, or any alternate firm acceptable to you, for a minimum period of one (1) year.

         (p) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Warrants and the Representative=s Option outstanding from time to time.

         (q) So long as any Warrants are outstanding, the Company will cause the amendments to the Registration Statement, which may be on Form SB-2, S-1, S-2 or S-3, to become effective in compliance with the Act and without any lapse of time between the effectiveness of any such post-effective amendments, and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant and to furnish to each Underwriter and each dealer as many copies of each such Prospectus as such Underwriters or dealers may reasonably request. In addition, for so long as any Warrant is outstanding, the Company will provide you with copies of all filings made by the Company pursuant to the provisions of the Act and the Securities Exchange Act of 1934, as amended.

         (r)  The Company shall deliver to you, at the Company's expense, three
(3) bound volumes in form and content acceptable to you, containing the Registration Statement and all exhibits filed therewith, and all amendments thereto, and all other material correspondence, filings, certificates and other documents filed and/or delivered in connection with this offering. The Company shall use its best efforts to deliver such volumes with one hundred eighty (180) days of the First Closing Date.

         (s) The Company shall deliver to you an executed financial consulting agreement in form and substance acceptable to you whereby you agree to act as a financial consultant for a period of two years from the effective date for a fee of $3,000 per month payable in full upon the First Closing Date.
         (t) For a period of forty-eight (48) months from the First Closing Date, the Representative shall have the right to designate one member of the Board of Directors provided that the designee is acceptable to the Company and each of James A. Scudder, James L. Berntsen and LLK shall vote the shares of the Company held by them in favor of electing such designee to the Board of Directors of the Company. If notified by the Representative of its election to designate said member, the Company will cause such election to occur within 30 days of the date of election. If the Representative requests said inclusion of designee, this request shall be satisfied by a resolution of the Board of Directors increasing the authorized number of directors to accommodate the designee and then electing such designee to fill the newly-created vacancy. In addition, the Company shall cause such designee to be on the slate of directors presented to the Company=s stockholders for election at any annual or special meeting of stockholders where directors of the Company are elected and the Company and each of James A Scudder, James L. Berntsen and LLK shall cause such designee to be included in any of their respective proxy material prepared for use at such meeting. Such members shall be entitled to the same compensation, reimbursements and indemnification as other members of the Company=s Board of Directors. In the event that the Company is unable to obtain the Directors= and Officers= Liability Insurance described in subparagraph (v) below, the Representative shall have the right for such forty-eight (48) month period to designate a consultant to the Board of Directors of the Company, which consultant shall have the right to attend all Board and Board committee meetings and shall be compensated on the same basis as outside members of the Board.

         (u) The Company shall have acquired reasonable amount of Director and Officer Liability Insurance (provided that such insurance can be obtained at a reasonable cost as determined by the Company and the Representative) from a responsible insurer, all satisfactory to the Representative and the Company.

         (v) The Company will not solicit Warrant exercises other than through the Representative. Upon exercise of any Warrants, the Company will pay the Representative a fee of 2% of the aggregate exercise price, if (i) the market price of the Company Common Shares on the date the Warrant is exercised is greater than the then exercise price of the Warrant; (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. who is so designated in writing by the holder exercising the Warrant; (iii) the Warrant is not held in a discretionary account except where prior specific written approval for the exercise has been received; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; (v) the solicitation of the exercise of the Warrant was not in violation of the Exchange Act; and (vi) the Representative provides bona fide services in connection with the solicitation of the Warrant. No solicitation fee will be paid to the Representative on Warrants exercised within one year of the Effective Date or on Warrants voluntarily exercised at any time without solicitation.

         (w) The Company=s monthly burn rate after the Offering will not exceed $185,000 without the prior written consent of the Representative, for a period of eighteen (18) months after the Offering, such limitation shall be exclusive of amounts expended for equipment, facilities and research and development.

    4.   CONDITIONS OF OBLIGATIONS OF JOSEPH CHARLES & ASSOCIATES, INC.

    The obligations of the Underwriters to purchase and pay for the Units which they have agreed to purchase hereunder are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

         (a) The Registration Statement shall have become effective and you shall have received notice thereof not later than 5:00 p.m., New York time, on the date of this Agreement, or at such later time or on such later date as to which you may agree in writing; on the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to the knowledge of any Underwriter or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Freshman, Marantz, Orlanski, Cooper & Klein, counsel to you; and no stop order shall be in effect denying or suspending effectiveness of the Registration Statement nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under the Act.

         (b) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of:

         (i) Fisher Thurber LLP, counsel for the Company and William R. Black, Esq., counsel for LLK, in form and substance reasonably satisfactory to counsel for you, to the effect that:

              (A) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and is duly qualified or licensed to do business as a foreign corporation in good standing in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where (other than the State of California) failure to so qualify will not have a material adverse effect on the business, properties or financial condition of the Company. The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Warrant Agreement and the Representative Warrants;

              (B) the authorized capitalization of the Company as of the date of the Prospectus was as set forth in the Prospectus; all of the shares of the Company's outstanding stock requiring authorization for issuance by the Company's Board of Directors have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock of the Company have not been issued in violation of the preemptive rights of any stockholder and the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase; there are no restrictions upon the voting or transfer of, any of the Shares, except as otherwise set forth in the Registration Statement; the Common Stock, the Warrants, the Underwriter's Warrant and the Warrant Agreement dated as of December 5, 1997 between and among the Company and Chase Mellon Shareholder Services (the "Warrant Agreement") conform in all material respects to the respective descriptions thereof contained in the Prospectus; the Shares and Warrants to be issued as contemplated in the Registration Statement and this Agreement have been duly authorized and, when paid, will be validly issued, fully paid and non-assessable and free of preemptive rights contained in the Company's certificate of incorporation or By-laws, or any other document, instrument or agreement known to counsel; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Warrants and the Representative's Option; neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights, or other rights, known to counsel, other than those contemplated by the Representative's Option or which have been waived or satisfied, for or relating to the registration of the Securities. The Company has no subsidiaries;

              (C) this Agreement, the Warrant Agreement and the Representative's Option (sometimes hereinafter collectively referred to as the "Representative Agreements") have been duly and validly authorized, executed and delivered by the Company, and assuming due execution and delivery of this Agreement by you, and of the Warrant Agreement by you and the Warrant Agent, all of such agreements are, or when duly executed will be, the valid and legally binding obligations of the Company except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors, or by general equitable principles; provided that no opinion need be expressed as to the enforceability of the indemnity provisions contained in Section 6 or the contribution provisions contained in Section 7 of this Agreement;

              (D) the certificates evidencing the Shares and Warrants are in valid and proper legal form; the Warrants and the Representative's Option will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Warrants and the Representative's Option and at the prices therein provided for; the shares of Common Stock of the Company issuable upon exercise of the Warrants and the Underwriter's Warrants have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon such exercise in accordance with the terms of the Warrants and the Representative=s Option and when the price is paid shall be fully paid and non-assessable;

              (E) Such counsel knows of no pending or threatened legal or governmental proceedings to which the Company is a party which are required to be described or referred to in the Registration Statement which are not so described or referred to;

              (F) The execution and delivery of this Agreement, the Warrant Agreement and the Representative's Option and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated will not result in a violation of, or constitute a default under, the certificate or articles of incorporation or by-laws of the Company, or in a violation of or default under any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any of the contracts, indentures, mortgages, loan agreements, leases, joint ventures or other agreements or instruments to which the Company is a party that are filed as Exhibits to the Registration Statement or otherwise known to counsel;

              (G) The Registration Statement has become effective under the Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission and the Registration Statement and the Prospectus (except, in the case of both the Registration Statement and any Amendment thereto, and the Prospectus and any supplement thereto for the financial statements and notes and schedules thereto, and other financial information or statistical data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

              (H) All descriptions in the Registration Statement and the Prospectus, and any amendment or supplement thereto, of contracts, plans, options and other documents are accurate and fairly present the information required to be shown, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement, or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

              (I) No authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company, in connection with the execution, delivery and performance of this Agreement, the Warrant Agreement or the Underwriter's Warrant by the Company or in connection with the taking of any action contemplated herein or therein, or the issuance of the Underwriter's Warrant or the Securities underlying the Warrants and Underwriter's Warrant, other than registration or qualification of the Securities under applicable state or foreign securities or blue sky laws (as to which such counsel need express no opinion) and registration under the Act; and

              (J) The statements in the Registration Statement under the caption "Description of Securities," to the extent that such statements constitute a matter of law or legal conclusion have been reviewed by such counsel and are correct in all material respects; and

              (K) The Common Stock and Warrants have been approved for listing on the American Stock Exchange.

              (L) The Company is not, and after receipt of payment for the Common Stock and Warrants will not be an "investment company" within the meaning of Investment Company Act.

              (M) Except as disclosed in the Prospectus under the caption "Shares Eligible for Future Sale", to the best knowledge of such counsel, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

              (N) To the best of their counsel's knowledge, neither the Company nor LLK is in violation of its charter or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or is in default in the performance and observance of any obligation, agreement, covenant or condition contained in any existing instrument.

              Such counsel has participated in the preparation of the Registration Statement and the Prospectus and although such counsel has not reviewed the accuracy or completeness of the statements contained in the Registration Statement or Prospectus nothing has come to the attention of such counsel that caused such counsel to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein in light of the circumstances under which they were made not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes and schedules thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion);

              In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or LLK or public officials as to matters of fact; and in rendering such opinion may rely as to all matters of law other than the law of the United States or of the State of California upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely.

         (ii) Brown Martin Haller & McClain LLP, special intellectual property counsel for the Company , in form and substance reasonably satisfactory to counsel for you, to the effect that:

              (A) IHI is listed in the records of the Patent and Trademark Office as the holder of record of each of the patents listed on
         Schedule II hereof (the "Patents") and each of the patent applications listed on Schedule II hereof (the "Applications"). Such counsel knows of no claims of third parties to any ownership interest or lien with respect to any of the Patents or Applications. To such counsel's knowledge, none of the Applications has been rejected.

              (B) To such counsel's knowledge, IHI is listed in the records of the appropriate foreign office as the sole holder of record of each of the foreign applications listed on Schedule III. Such counsel knows of no claims of third parties to any of such foreign applications. To such counsel=s knowledge, none of the foreign applications has been rejected.

              (C) The statements under the Prospectus captions "Risk Factors -- IHI License and --Patents and Proprietary Rights" (collectively, the "Intellectual Property Portion") in the Effective Prospectus and Final Prospectus insofar as such statements constitute summaries of the Company=s rights to the Patents and Applications are in all material respects accurate summaries and fairly summarize in all material respects the legal matters, documents and proceedings relating to such Patents and Applications described therein; to the
         best knowledge of such counsel, the Company owns the rights to [   ]
         issued U.S. patents and [   ] pending U.S. Applications.

              (D) Such counsel is not aware of any facts that would lead such counsel to conclude that any of the Patents are invalid or that any patent issued in respect of an Application would be invalid.

              (E) Except as disclosed in the Intellectual Property Portion, such counsel is not aware that any valid patent is infringed by the activities of the Company described in the Effective Prospectus or Final Prospectus or by the manufacture, use or sale of any product, device, instrument, drug or other material made and used according to the Applications or the Patents.

              (F) Such counsel is not aware of any material defects of form in the preparation or filing of the Applications on behalf of IHI. The Applications are being diligently pursued by IHI.

              (G) Such counsel knows of no pending or threatened action, suit, proceeding or claim by others that the Company is infringing or otherwise violating any patents, copyrights or trade secrets.

              (H) Such counsel is not aware of any pending or threatened actions, suits proceedings or claim by others challenging the validity or scope of the Applications or the Patents.

              (I) Such counsel is not aware of any infringement on the part of any third party of the Patents, Applications, trade secrets, know-how or other proprietary rights of either IHI or the Company.

              (J) Nothing has come to the attention of such counsel which causes such counsel to believe that the information contained in the Intellectual Property Portion of the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that, at the Closing Date, the information contained in the Intellectual Property Portion of the Effective Prospectus and Final Prospectus or any amendment or supplement to the Regulatory Portion thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus, and other related matters shall be reasonably satisfactory to or approved by Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Underwriters, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, with respect to the validity of the issuance of the Units, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

         (d) You shall have received a letter on and as of the Effective Date and again on and as of the First Closing Date, in each instance describing procedures carried out to a date within five (5) days of the date of the letter, from KPMG Peat Marwick LLP, independent public accountants for the Company, substantially in the form approved by you.

         (e) At each of the Closing Dates, (i) the representations and warranties of the Company and LLK contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and each of the Company and LLK shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date; (ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date and the Company shall not have incurred any material liabilities nor entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law shall be pending or threatened against the Company which would be required to be disclosed in the Registration
Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company. In addition, you shall have received, at the First Closing Date, a certificate signed by the President and the principal financial or accounting officer of each of the Company and LLK, dated as of the First
Closing Date, evidencing compliance with the provisions of this subsection
(e).

         (f) Upon exercise of the option provided for in Section 2(b) hereof, the obligations of the several Underwriters to purchase and pay for the Option Units referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

         (i) The Registration Statement shall remain effective at the Option Closing Date, no stop order suspending the effectiveness thereof shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Underwriters.

         (ii) At the Option Closing Date there shall have been delivered to you the signed opinion of Fisher Thurber LLP, counsel for the Company, dated as of the Option Closing Date, in form and substance reasonably satisfactory to Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Underwriters, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Section 4(b) hereof, except that such opinion, where appropriate, shall cover the Option Units rather than the Firm Units. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined. In addition, at the Option Closing Date, you shall have received the additional opinion, dated as of the Option Date, of Fisher Thurber LLP, counsel for the Company and William R. Black, Esq., counsel for LLK, in form and substance reasonably satisfactory to counsel for you, to the effect that:

              (a) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of, and is a valid and binding agreement of LLK, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

              (b) The execution and delivery by LLK of, and the performance by LLK of its obligations under, this Agreement and its Custody Agreement will not contravene or conflict with, result in a breach of, or constitute a default under, the charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of LLK, or to the best of such counsel's knowledge, violate or contravene any provision of applicable law or regulation, or violate, result in a breach of or constitute a default under the terms of any other agreement or instrument to which LLK is a party or by which it is bound or any judgment, order or decree applicable to any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder.

              (c) LLK has good and valid title to all of the Common Stock which may be sold by LLK under the Underwriting Agreement and has the legal right and power, and all authorizations and approvals required under its charter and bylaws or other organizational documents, as the case may be, to enter into this Agreement and its Custody Agreement, to sell, transfer and deliver all of the Common Stock which may be sold by LLK under the Underwriting Agreement and to comply with its other obligations under the Underwriting Agreement and the Custody Agreement of LLK has been duly authorized, executed and delivered by LLK and is a valid and binding agreement of LLK, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

              (d) Assuming that the Underwriters purchase the Common Stock which is sold by LLK pursuant to the Underwriting Agreement for value, in good faith and without notice of any adverse claim, the delivery of such Common Stock pursuant to the Underwriting Agreement will pass good and valid title to such Common Stock, free and clear of any security interest, mortgage, pledge, lieu encumbrance or other claim.

              (e) No consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by LLK of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, applicable state securities or blue sky laws, and from the NASD.

         (iii) At the Option Closing Date, there shall have been delivered to you a certificate of the President and the Chairman of the Board of each of the Company and LLK dated the Option Closing Date, in form and substance reasonably satisfactory to Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Underwriters, substantially the same in scope and substance as the certificates furnished to you at the First Closing Date pursuant to
    Section 4(e) hereof.

         (iv) At the Option Closing Date, there shall have been delivered to you a letter in form and substance satisfactory to you from KPMG Peat Marwick LLP, dated the Option Closing Date and addressed to you, confirming the information in their letter referred to in Section 4(d) hereof as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five (5) days prior to the Option Closing Date which would require any change in said letter if it were required to be dated the Option Closing Date.

         (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Units shall be reasonably satisfactory in form and substance to you, and you and Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Underwriters, shall have been furnished with all such documents and certificates as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of each of the Company and LLK or either of their compliance with any of the covenants or conditions contained therein.

         (g) If any of the conditions herein provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the Underwriters under this Agreement may be canceled at, or at any time prior to, each Closing Date by your notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of any Underwriter to the Company and LLK, as applicable, except as otherwise provided herein.

    5   CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND LLK.

    The obligation of the Company and LLK, as applicable, to sell and deliver the Units is subject to the following conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 p.m. New York time, on the date of this Agreement, or on such later date or time as you and the Company may agree in writing.

         (b) On the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

    If the conditions to the obligations of the Company and LLK, provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company and LLK to sell and deliver the Option Units on exercise of the option provided for in Section 2(b) hereof shall be affected.

    6    INDEMNIFICATION.

         (a) INDEMNIFICATION OF THE UNDERWRITERS BY THE COMPANY. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statements or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law, or (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or Warrants or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, PROVIDED that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all reasonable expenses (including the fees and disbursements of counsel chosen by Joseph Charles & Associates, Inc.) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); AND PROVIDED, FURTHER, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased units, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to the provision hereunder and a copy of the Prospectus
(as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) INDEMNIFICATION OF THE UNDERWRITERS BY LLK. LLK agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated thereon or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by LLK expressly for use therein, or (ii) in whole or in part upon any inaccuracy in the representations and warranties of LLK contained herein, or (iii) in whole or in part upon any failure of LLK to perform its obligations hereunder or under law, or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or Warrants or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, PROVIDED that LLK shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Joseph Charles & Associates, Inc.) As such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; PROVIDED,

HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); AND PROVIDED, FURTHER, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased units, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to the provision hereunder and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that LLK may otherwise have.

         (c) INDEMNIFICATION OF THE COMPANY, LLK AND EACH OF THEIR DIRECTORS AND OFFICERS. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, officers and employees, LLK and each of its directors, officers and employees, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, as incurred to which the Company, LLK or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated thereon or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or LLK by the Representative expressly for use therein; and to reimburse the Company, LLK, or any such director, officer, employee or controlling person for any legal and other expense reasonably incurred by the Company, LLK, or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and LLK hereby acknowledges that the only information that the Underwriters have furnished to the Company and LLK expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth (A) as the last paragraph on the inside front cover page of the Prospectus concerning stabilization by the Underwriters and (B) in the table in the first paragraph, and information under the caption

"Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

         (d) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the provisions to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Joseph Charles & Associates. In the case of Section 6(c) and Section 7), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (e) SETTLEMENTS. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

    7   CONTRIBUTION.

    If the indemnification provided for in Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and LLK, on the one hand, and the Underwriters, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and LLK, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, and LLK, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Company, and LLK, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Units as set forth on such cover. The relative fault of the Company, and LLK, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, or LLK, on the one hand, or the Underwriters, on the other hand, and the parties= relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

    The Company, LLK and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.

    Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters= obligations to contribute pursuant to this
Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in SCHEDULE I. For purposes of this Section 7, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director, officer and employee of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

    8    COSTS AND EXPENSES.

         (a) Whether or not this Agreement becomes effective or the sale of the Units to the Underwriters is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company, including but not limited to the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the National Association of Securities Dealers, Inc. ("NASD") in connection with the filing required by the NASD relating to the offering of the Units contemplated hereby; all expenses, including reasonable fees (but not in excess of the amount set forth in Section 3(b)) and disbursements of counsel to the Underwriters, in connection with the qualification of the Units under the State Securities or Blue Sky Laws which you shall designate; the cost of printing and furnishing to you copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Warrant Agreement and the Blue Sky Memorandum; the cost of printing the certificates representing the Securities, the expenses of Company due diligence meetings and presentations, (but not of any Underwriter or Underwriter's counsel in connection therewith) and the expense of placing one or more "tombstone" advertisements as directed by you. The Company shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to the Underwriters hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

         (b) In addition to the foregoing expenses, the Company shall at the First Closing Date pay to you the balance of a non-accountable expense allowance of 3.0% of the gross proceeds of the offering. In the event the over-allotment option is exercised in part or in full, the Company shall pay to you at the Option Closing Date an additional amount equal to 3.0% of the gross proceeds received upon exercise of the overallotment option. In the event the transactions contemplated hereby are not consummated for any reason, the Company shall be liable for your actual accountable out-of-pocket expenses, including legal fees. If the contemplated transactions are not consummated by reason of breach by the Company of this Agreement or of any representation, warranty, covenant or condition contained herein, the Company shall be liable for your accountable out-of-pocket expenses.

         (c) No person is entitled either directly or indirectly to compensation from the Company, from any Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless each Underwriter, and the Underwriters agree to indemnify and hold harmless, severally and not jointly, the Company from and against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the indemnified party may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

    9   DEFAULT OF ONE OR MORE OF THE SEVERAL UNDERWRITERS.

    If, on the First Closing Date or the Option Closing Date, as the case may be, any one or more of the several Underwriters fail or refuse to purchase Units that it or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Units set forth opposite their respective names on SCHEDULE A bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units and the aggregate number of Units with respect to which such default occurs exceeds 10% of the aggregate number of Units to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Units are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other document or arrangements may be effected.

    As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    10  EFFECTIVE DATE.

    The Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until the earlier to occur of 10:00 A.M., New York time on the first full business day following the Effective Date as you in your discretion shall first commence the initial public offering by you of any of the Units. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Units, or the time when the Units are first generally offered by you to dealers by letter or telecopier, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 6, 7, 8, 13, 14, 15 and 16 shall remain in effect notwithstanding such termination.

    11   TERMINATION.

         (a) This Agreement, except for Sections 6, 7, 8, 13, 14, 15 and 16, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 2(b), if exercised, may be canceled, at any time prior to the Option Closing Date, by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by you for the resale of the Units agreed to be purchased hereunder, by reason of (i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof, (iv) a banking moratorium having been declared by federal or New York State authorities, (v) an outbreak of major international hostilities or other national or international calamity having occurred, (vi) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by you to have a material adverse impact on the business, financial condition or financial statements of the Company, (vii) any material adverse change in the financial or securities markets beyond normal fluctuations in the United States having occurred since the date of this Agreement, or (viii) any material adverse change having occurred, since the respective dates for which information is given in the Registration Statement and Prospectus, in the earnings, business, prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

         (b If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10 or in Section 9, the Company shall be promptly notified by you, by telephone or facsimile transmission, confirmed by letter.

    12.  REPRESENTATIVE'S OPTION.

    On the First Closing Date, the Company will issue to you, for a consideration of $290.00 and upon the terms and conditions set forth in the form of Representative's Option annexed as an exhibit to the Registration Statement, the Representative's Option to purchase 290,000 Units. In the event of conflict in the terms of this Agreement and the Representative's Option, the language of the Representative's Option shall control.

    13.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

    The respective indemnities, agreements, representations, warranties and other statements of the Company or its Existing Shareholders, where appropriate, and you, set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any of its officers or directors or any controlling persons and will survive delivery of and payment for the Units and the termination of this Agreement.

    14.  NOTICE.

    All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to any Underwriter, will be mailed, delivered or telecopied and confirmed to it at Joseph Charles & Associates, Inc., 9701 Wilshire Boulevard, Ninth Floor, Beverly Hills, California 90212, with a copy sent to Thomas J. Poletti, Esq. at Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, 8th Floor East, Beverly Hills, California 90212-3480, or if sent to the Company, will be mailed, delivered, or facsimiled and confirmed to Ontro, Inc., 12675 Danielson Court, Suite 401, Poway, California 92064, with a copy sent to David A. Fisher, Esq. at Fisher Thurber LLP, 4225 Executive Square, Suite 1600, La Jolla, California 92037-1483, or if sent to LLK, will be mailed, delivered, or facsimiled and confirmed to L.L. Knickerbocker Company, Inc, 25800 Commerce Center Drive, Lake Forest 92630, with a copy to William R. Black, Esq. at Law Offices of Wiliam R. Black, 29 Summitcrest, Dove Canyon, California 92679.

    15.  PARTIES IN INTEREST.

    The Agreement herein set forth is made solely for the benefit of the Underwriters, the Company and, to the extent expressed, LLK, any person controlling the Company, LLK or any Underwriter, and directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, the officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire for have any right under or by virtue of this Agreement. The term

"successors and assigns" shall not include any purchaser, as such purchaser, from any Underwriter of the Units.

    16.  APPLICABLE LAW.

    This Agreement will be governed by, and construed in accordance with, the laws of the State of California applicable to agreements made and to be entirely performed within California.

    If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Underwriting Agreement, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                             Very truly yours,

                             Ontro, Inc.



Dated:            , 1997     By:
       -----------              -----------------------------------------------
                                  James A. Scudder
                                  President and Chief Executive Officer



                             L.L. Knickerbocker Company, Inc.



                              By:
                                 ----------------------------------------------
                                  Name:
                                  Its:


    The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                             Joseph Charles & Associates, Inc.
                                  As Representative of the several Underwriters named in Schedule I hereto

Date:             , 1997     By:
       -----------              -----------------------------------------------
                                  Name:
                                  Its:
                                  Authorized Officer

                                      SCHEDULE I


                   Underwriting Agreement dated             , 1997
                                                ------------


                                       Number of Firm Units
Underwriter                             to be Purchased
-----------                            ----------------

Joseph Charles & Associates, Inc.


                                            2,900,000
                                            ---------
                                            ---------

                                     SCHEDULE II

                    UNITED STATES PATENTS AND PATENT APPLICATIONS

                               U.S. Patent Applications



Docket No.              Title                   Serial No.           Filing Date
----------              -----                   ----------           -----------


                                 Issued U.S. Patents



Docket No.              Title                   Serial No.           Filing Date
----------              -----                   ----------           -----------

                                     SCHEDULE III

                             FOREIGN PATENT APPLICATIONS


                                                       Registration or
Docket No.      Country        Title                   Application No.    Status
----------      -------        -----                   ---------------    ------